                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K/A

                 Current Report Pursuant to Section 13 or 15(d)
                   of the Securities and Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported):  December 31, 1996

                         Commission file number 0-27168

                                METATOOLS, INC.
             (Exact name of registrant as specified in its charter)

                    Delaware                     95-4102687
           (State of incorporation)  (I.R.S. Employer Identification Number)

                  6303 Carpinteria Ave, Carpinteria, CA 93013
                    (Address of principal executive offices)

                                 (805) 566-6200
              (Registrant's telephone number, including area code)

                                METATOOLS, INC.
                                  FORM 8-K/A

                               TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

Audited Financial Statements of the Business Acquired
-----------------------------------------------------

Report of Independent Public Accountants..............................     3
Balance Sheet as of December 31, 1996.................................     4
Statement of Operations for the period ended December 31, 1996........     5
Statement of Shareholders' Deficit for the period ended
   December 31, 1996..................................................     6
Statement of Cash Flows for the period ended December 31, 1996........     7
Notes to Financial Statements.........................................     8


Unaudited Pro Forma Financial Information
-----------------------------------------

Unaudited Pro Forma Condensed Combining Balance Sheet as of
   December 31, 1996..................................................    15
Unaudited Pro Forma Condensed Combining Statement of Operations for
   the year ended December 31, 1996...................................    16
Notes to Unaudited Pro Forma Condensed Combining Financial
   Information........................................................    17


The Undersigned Registrant hereby amends the following items, financial statements, exhibits, or other portions if its current report on Form 8-K, originally filed with the Securities and Exchange Commission on January 15, 1997 (the "Form 8-K") as set forth in the pages attached hereto.

Item 7.  Financial Statements and Exhibits

(a)  Financial Statements


                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



Board of Directors and Shareholders
Real Time Geometry Corp.

We have audited the accompanying balance sheet of Real Time Geometry
Corp., a development stage enterprise, as of December 31, 1996, and the related statements of operations, shareholders' deficit and cash flows for the period from February 1, 1996 (date of inception) through December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Real Time Geometry Corp.
as of December 31, 1996, and the results of its operations and its cash flows for the period from February 1, 1996 (date of inception) through December 31, 1996, in conformity with generally accepted accounting principles.



COOPERS & LYBRAND L.L.P.



New York, New York
February 21, 1997

                           Real Time Geometry Corp.
                       (a development stage enterprise)

                                 Balance Sheet

                               December 31, 1996

ASSETS
Current assets:
 Cash and cash equivalents.................................    $     2,000
 Prepaid expenses..........................................          5,000
                                                               -----------
     Total current assets..................................          7,000

Property and equipment, net................................        487,000
Other assets...............................................         48,000
                                                               -----------
     Total assets..........................................    $   542,000
                                                               ===========

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
 Accounts payable..........................................    $   160,000
 Accrued expenses..........................................        316,000
 Loans payable to shareholders.............................      1,477,000
 Accrued dividends on preferred stock......................        146,000
                                                               -----------
     Total current liabilities.............................      2,099,000

Commitments

Shareholders' deficit:
 Series A cumulative convertible preferred stock,
  $.01 par value; 200 shares authorized - 200 issued and
  outstanding at December 31, 1996.........................              -
 Common stock, $.01 par value; 1,500 shares authorized
  - 825 shares issued and outstanding at December 31, 1996.              -
 Paid-in capital...........................................      1,250,000
 Deficit accumulated during development stage..............     (2,807,000)
                                                               -----------
     Total shareholders' deficit...........................     (1,557,000)
                                                               -----------
     Total liabilities and shareholders' deficit...........    $   542,000
                                                               ===========

The accompanying notes are an integral part of these financial statements.

                           Real Time Geometry Corp.
                       (a development stage enterprise)

                            Statement of Operations

               Period from February 1, 1996 (date of inception)
                           through December 31, 1996

Operating expenses:
 Research and development..................................    $1,965,000
 General and administrative................................       679,000
                                                               ----------
Total operating expenses...................................     2,644,000
                                                               ----------

Loss from operations.......................................     2,644,000
Interest expense, net......................................        17,000
                                                               ----------

Loss before (benefit) provision for income taxes...........     2,661,000
(Benefit) provision for income taxes.......................             -
                                                               ----------

Net loss...................................................    $2,661,000
                                                               ==========


Net loss...................................................    $2,661,000
Preferred stock dividend requirement.......................       146,000
                                                               ----------

Net loss applicable to common shareholders.................    $2,807,000
                                                               ==========


Net loss per common share:
 Primary...................................................    $    3,411
 Fully diluted.............................................    $    3,411

Weighted average number of shares outstanding (primary)....           823


The accompanying notes are an integral part of these financial statements.

                           Real Time Geometry Corp.
                       (a development stage enterprise)

                      Statement of Shareholders' Deficit

               Period from February 1, 1996 (date of inception)
                           through December 31, 1996


                                           Series A                                                     Deficit
                                    Cumulative Convertible                               Paid-In      Accumulated
                                        Preferred Stock            Common Stock          Capital        During          Total
                                    -----------------------   -----------------------   ----------    Development    Shareholders'
                                      Shares       Amount       Shares       Amount       Amount         Stage         Deficit
                                    ----------   ----------   ----------   ----------   ----------    -----------    -------------
Balances at February 1, 1996
 (date of inception).........                -   $        -            -   $        -   $        -    $         -    $           -

Issuance of Series A
 cumulative convertible
 preferred stock.............              200            -            -            -    1,250,000              -        1,250,000
Issuance of common stock.....                -            -          825            -            -              -                -
Accrual of dividends on
 preferred stock.............                -            -            -            -            -       (146,000)        (146,000)
Net loss.....................                -            -            -            -            -     (2,661,000)      (2,661,000)
                                    ----------   ----------   ----------   ----------   ----------    -----------    -------------
Balances at December 31, 1996              200   $        -          825   $        -   $1,250,000    $(2,807,000)   $  (1,557,000)
                                    ==========   ==========   ==========   ==========   ==========    ===========    =============

The accompanying notes are an integral part of these financial statements.

                           Real Time Geometry Corp.
                       (a development stage enterprise)

                            Statement of Cash Flows

               Period from February 1, 1996 (date of inception)
                           through December 31, 1996

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss.......................................................    $(2,661,000)
Adjustments to reconcile net loss to net cash used
 in operating activities:
  Depreciation.................................................         79,000
  Changes in operating assets and liabilities:
   Prepaid expenses............................................        (53,000)
   Accounts payable............................................        160,000
   Accrued expenses............................................        316,000
                                                                   -----------
     Net cash used in operating activities.....................     (2,159,000)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment............................       (566,000)
                                                                   -----------
     Net cash used in investing activities.....................       (566,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loans payable to shareholders....................      1,477,000
Net proceeds from issuance of Series A
 cumulative convertible preferred stock........................      1,250,000
                                                                   -----------
     Net cash provided by financing activities.................      2,727,000
                                                                   -----------

Net increase in cash and cash equivalents......................          2,000
Cash and cash equivalents at beginning of period...............              -
                                                                   -----------
Cash and cash equivalents at end of period.....................    $     2,000
                                                                   ===========


The accompanying notes are an integral part of these financial statements.

                           Real Time Geometry Corp.
                       (a development stage enterprise)

                         Notes to Financial Statements


1.   BACKGROUND AND BASIS OF PRESENTATION

The financial statements include the accounts of Real Time Geometry Corp.
(the "Company"), a privately held company based in Princeton, New Jersey, specializing in real time 3D graphics and visualization technologies. Since inception, the Company has devoted its efforts to establishing its business, raising capital, recruiting personnel, and developing software. Accordingly, through the date of these financial statements, the Company is considered to be a development stage enterprise.

On December 31, 1996, MetaTools, Inc. ("MetaTools") acquired the Company, pursuant to the Stock Purchase Agreement, dated as of December 23, 1996 (the "Purchase Agreement"). Under the terms of the Purchase Agreement, the shareholders and optionholders of the Company received a combination of shares of MetaTools' common stock and options to purchase shares of the MetaTools' common stock valued at $11.8 million at December 31, 1996. The Company's existing operations will remain in Princeton, New Jersey as the MetaTools / Real Time Geometry research and development lab.

The financial statements do not reflect the effects resulting from the acquisition of the Company by MetaTools.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts expenses during the reporting period. Actual results could differ from those estimates.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Assets are depreciated on the straight-line method over their estimated useful lives, which range from 3 to 5 years. Leasehold improvements are amortized over the shorter of the life of the lease or the life of the asset. Upon sale, any gain or loss is included in the consolidated statement of operations. Maintenance and minor replacements are expensed as incurred.

RESEARCH AND DEVELOPMENT

Research and development costs are expensed as incurred.

SOFTWARE DEVELOPMENT COSTS

The Company accounts for its software development costs in accordance with Statement of Financial Accounting Standard ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed." This statement provides for capitalization of certain software development costs once technological feasibility is established. The costs so capitalized are then amortized on a straight-line basis over the estimated product life (generally eighteen months to three

                           Real Time Geometry Corp.
                       (a development stage enterprise)

                   Notes to Financial Statements (continued)

years), or on the ratio of current revenue to total projected product revenues, whichever is greater. To date, technological feasibility has not been achieved on any of the Company's products. As a result, the Company has not capitalized any internal software development costs.

NET INCOME (LOSS) PER COMMON SHARE

Net income (loss) per common share is computed using the weighted average number of shares of common stock and common equivalent shares outstanding. Common equivalent shares related to stock options, warrants and preferred stock are excluded from the computation when their effect is antidilutive.

CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

INCOME TAXES

The Company accounts for income taxes using the liability method as required by SFAS No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred taxes are determined based on the differences between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

STOCK-BASED COMPENSATION

The Company grants stock options for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of grant. The Company accounts for stock option grants in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees," and accordingly, recognizes no compensation expense for the stock option grants.

SFAS No. 123, "Accounting for Awards of Stock-Based Compensation to Employees," provides alternative accounting treatment to APB Opinion No. 25 with respect to stock-based compensation and requires certain additional disclosures, including disclosures if the Company elects not to adopt the accounting measurement requirements of SFAS No. 123. The Company has elected not to adopt the accounting measurement requirements of SFAS No. 123 for stock options granted to employees.

                           Real Time Geometry Corp.
                       (a development stage enterprise)

                   Notes to Financial Statements (continued)


3.   PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                                  DECEMBER 31,
                                                      1996
                                                  ------------
Computer equipment............................    $    441,000
Office furniture and equipment................         125,000
                                                  ------------
                                                       566,000
Less accumulated depreciation.................         (79,000)
                                                  ------------
                                                  $    487,000
                                                  ============

4.   RELATED PARTY TRANSACTIONS

During the period ended December 31, 1996, the Company paid approximately $150,000 to an affiliate of the preferred shareholder for management, accounting, and administrative services.

5.   LOANS PAYABLE TO SHAREHOLDERS

On April 4, 1996, the Company entered into a loan agreement (the "Loan Agreement") with the preferred shareholders in the amount of $2.5 million. The Loan Agreement, which is secured by a first mortgage and security interest covering all of the Company's assets (including all intellectual property rights), matures on April 4, 2006, subject to acceleration in the event of an initial public offering of the Company's stock, or a private debt or equity offering or similar transaction. Borrowings against the Loan Agreement accrue interest at a rate of 10% per annum, compounded semi-annually. No payments are to be made for the first three years, and interest-only payments are to be made for the remaining seven years. At December 31, 1996, borrowings against the Loan Agreement totaled $1,477,000, including accrued interest of $27,000.

In the event that the Company has not raised at least $2.5 million by October 4, 1997 through an initial public offering of the Company's stock, or a private debt or equity offering or similar transaction, the preferred shareholders have agreed to make available to the Company an additional loan (the "Additional Loan") in the amount of $2.5 million. The Additional Loan would be secured by a second mortgage and security interest covering all of the Company's assets (including all intellectual property rights), and would mature on April 4, 2006, subject to acceleration in the event of an initial public offering of the Company's stock, or a private debt or equity offering or similar transaction. Borrowings against the Additional Loan would accrue interest at a rate of 15% per annum, compounded semi-annually. Interest-only payments would be made through the maturity date. Proceeds from the Additional Loan would be required to be spent pursuant to a budget approved in advance by the preferred shareholders.

                           Real Time Geometry Corp.
                       (a development stage enterprise)

                   Notes to Financial Statements (continued)


6.   SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK

On February 1, 1996, the Company authorized 200 shares of Series A cumulative convertible preferred stock ("Preferred Stock"), of which 200 shares were issued and outstanding at December 31, 1996. The Preferred Stock is entitled to cumulative dividends, at a rate of 15% per annum on the liquidation preference amount. Dividends accrue through June 15, 1999, at which time all accrued and unpaid dividends are due and payable. Thereafter, dividends are payable on a quarterly basis. Cumulative dividends are not payable and will be deemed canceled and waived upon conversion of the Preferred Stock. The Preferred Stock is convertible into common stock at the rate of one share of common stock for each share of Preferred Stock, has voting rights equal to its common stock conversion, and carries a liquidation preference of $6,250 per share, plus any dividends accrued and unpaid.

7.   STOCK OPTION PLAN

The Company's Stock Option Plan (the "Plan") provides for the grant of nonstatutory stock options to employees and consultants of the Company. As of December 31, 1996, options to purchase an aggregate of 250 shares of common stock were outstanding under the Plan. Options to purchase an aggregate of 50 shares of common stock were granted to an officer of the Company and vest in three equal installments over a three year period, subject to continued employment with the Company and accelerated vesting in the event of death or an initial public offering of the Company's stock. Options to purchase an aggregate of 200 shares of common stock were issued to the preferred shareholders, and are subject to customary anti-dilution provisions for a ten year term. At December 31, 1996, no shares of common stock were reserved for additional grants of options under the Plan.

Options Issued Under Plans

The following summarizes activity in the plan for the period ended December 31, 1996:

                                                          OPTIONS OUTSTANDING
                                                       -------------------------
                                          OPTIONS                    WEIGHTED
                                       AVAILABLE FOR   NUMBER OF   AVERAGE PRICE
                                           GRANT        SHARES       PER SHARE
                                       -------------   ---------   -------------
Shares reserved under the Plan......             250           -               -
Granted.............................               -         250         $81,250
                                       -------------   ---------   -------------
Options outstanding at
  December 31, 1996.................               -         250         $81,250
                                       =============   =========   =============

                           Real Time Geometry Corp.
                       (a development stage enterprise)

                   Notes to Financial Statements (continued)

The following table summarizes information about stock options outstanding at December 31, 1996:

                                                   OUTSTANDING                            EXERCISABLE
                                     --------------------------------------         ----------------------
                                                                   WEIGHTED                       WEIGHTED
                                                                   AVERAGE                        AVERAGE
                                                   AVERAGE         EXERCISE                       EXERCISE
EXERCISE PRICE                       SHARES        LIFE (a)        PRICE            SHARES        PRICE
--------------                       ------        --------        --------         ------        --------
$6,250...........................        50            9.25        $  6,250              -               -
$100,000.........................       200            9.25        $100,000              -               -
                                     ------        --------        --------         ------        --------
Total............................       250            9.25        $ 81,250              -               -
                                     ======        ========        ========         ======        ========

(a) Average contractual life remaining in years.

The fair market value of the options at the date of grant was insignificant. As a result, compensation expense related to the options for the period from February 1, 1996 (date of inception) through December 31, 1996, in accordance with SFAS No. 123, would have been insignificant.

8.   INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, together with net operating loss and tax credit carryforwards. Significant components of the Company's deferred tax assets are as follows:

                                                    DECEMBER 31,
                                                        1996
                                                    ------------
Deferred tax assets:
  Accrued expenses..............................    $     25,000
  Net operating loss carryforwards..............      (1,114,000)
                                                    ------------
                                                      (1,089,000)
  Valuation allowance...........................       1,089,000
                                                    ------------
    Net deferred tax assets.....................    $          -
                                                    ============


As a result of the Company's loss history, a valuation allowance has been placed against the entire deferred tax asset. At December 31, 1996, the Company has net operating loss carryforwards of approximately $2,591,000 for both federal and state income tax purposes, which begin expiring in 2011 and 2003, respectively.

                           Real Time Geometry Corp.
                       (a development stage enterprise)

                   Notes to Financial Statements (continued)


The difference between the Company's effective income tax rate and the United States statutory rate is as follows:

      Federal tax benefit at the statutory rate......   (34.0)%
      Nondeductible expenses.........................     0.1
      Net operating loss.............................    33.9
                                                        -----
                                                            - %
                                                        =====

9.   COMMITMENTS

The Company leases office space in Princeton and Short Hills, New Jersey, pursuant to lease agreements which expire in December 1999 and May 2000, respectively. Rent expense totaled $31,000 for the period ended December 31, 1996.

Future minimum lease payments for each twelve-month period subsequent to December 31, 1996 are as follows:

      December 31, 1997................................  $103,000
      December 31, 1998................................   103,000
      December 31, 1999................................   103,000
      December 31, 2000................................    16,000
                                                         --------
                                                         $325,000
                                                         ========

(b)  Pro Forma Financial Information

     The following unaudited pro forma combined condensed financial information have been prepared to illustrate the effect of MetaTools' acquisition of Real Time Geometry Corp. ("RTG"), which was accounted for using the purchase method of accounting. The pro forma unaudited combined condensed financial statements are based on the respective historical financial statements of MetaTools and RTG, and should be read in conjunction with such financial statements and the notes thereto.

     The unaudited pro forma combined condensed information are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had been consummated at the beginning of the periods presented, nor are they necessarily indicative of future operating results or financial position.

                                METATOOLS, INC.
             UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                            AS OF DECEMBER 31, 1996

                                                                           PRO FORMA               PRO FORMA
                                            METATOOLS         RTG         ADJUSTMENTS              COMBINED
                                           -----------    -----------     -----------             -----------
ASSETS
Current assets:
 Cash and cash equivalents..............   $24,103,000    $     2,000     $(5,144,000) (a)        $18,961,000
 Short-term investments.................    20,596,000              -               -              20,596,000
 Accounts receivable, net...............     9,994,000              -               -               9,994,000
 Inventories............................       252,000              -               -                 252,000
 Deferred income taxes..................       770,000              -         (24,000) (f)            746,000
 Prepaid expenses.......................     1,747,000          5,000         328,000  (f)          2,080,000
                                           -----------    -----------     -----------             -----------
     Total current assets...............    57,462,000          7,000      (4,840,000)             52,629,000

Property and equipment, net.............     2,636,000        487,000               -               3,123,000
Other assets............................       629,000         48,000         600,000  (b)          1,277,000
                                           -----------    -----------     -----------             -----------
     Total assets.......................   $60,727,000    $   542,000     $(4,240,000)            $57,029,000
                                           ===========    ===========     ===========             ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable.......................   $ 2,157,000    $   160,000     $   (48,000) (a)        $ 2,269,000
 Accrued expenses.......................     1,433,000        316,000       1,778,000  (b)(c)       3,527,000
 Royalties payable......................       402,000              -               -                 402,000
 Loans payable to stockholder...........             -      1,477,000      (1,477,000) (a)                  -
 Accrued dividend on preferred stock....             -        146,000        (146,000) (d)                  -
                                           -----------    -----------     -----------             -----------
     Total current liabilities..........     3,992,000      2,099,000         107,000               6,198,000

Stockholders' equity....................    56,735,000     (1,557,000)     (4,347,000) (a)(c)      50,831,000
                                                                                      (d)(e)
                                                                                      (f)
                                           -----------    -----------     -----------             -----------
     Total liabilities and
      stockholders' equity..............   $60,727,000    $   542,000     $(4,240,000)            $57,029,000
                                           ===========    ===========     ===========             ===========

(a) Reflects payments made by MetaTools on December 31, 1996 relating to the payoff of the RTG loans payable to stockholder ($1,477,000), payoff of accounts payable to an affiliate of a stockholder ($48,000), acquisition costs ($619,000), and loans made to former RTG founders who are now officers of MetaTools ($3,000,000).

(b) Reflects covenant not-to-compete with a former RTG founder who is now an officer of MetaTools ($600,000).

(c) Reflects accrual of additional acquisition costs ($570,000) and compensation expense related to fully vested stock options ($608,000).

(d) Reflects reversal of accrued dividends on RTG preferred stock which was deemed to be canceled at the acquisition date ($146,000).

(e) Reflects the net effect of the issuance of shares of MetaTools common stock in exchange for all of the outstanding shares of RTG preferred and common stock ($11,242,000).

(f) Reflects tax benefit related to the acquisition ($304,000).

See accompanying notes.

                               METATOOLS, INC.
        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                                 PRO FORMA           PRO FORMA
                                             METATOOLS            RTG           ADJUSTMENTS          COMBINED
                                            -----------        -----------      -----------          -----------
Net revenues............................    $28,035,000        $         -       $        -          $28,035,000
Cost of revenues........................      4,560,000                  -                -            4,560,000
                                            -----------        -----------       ----------          -----------
Gross profit............................     23,475,000                  -                -           23,475,000

Operating expenses:
 Sales and marketing....................     12,392,000                  -                -           12,392,000
 General and administrative.............      3,002,000            679,000                -            3,681,000
 Research and development...............      3,437,000          1,965,000                -            5,402,000
 Write-off of acquired in-process
  technology and other acquisition
  costs.................................        733,000                  -                -              733,000
                                            -----------        -----------       ----------          -----------
Total operating expenses................     19,564,000          2,644,000                -           22,208,000
                                            -----------        -----------       ----------          -----------

Income (loss) from operations...........      3,911,000         (2,644,000)               -            1,267,000

Other income (expense):
 Interest and investment income
  (expense), net........................      2,345,000            (17,000)               -            2,328,000
 Other income (expense).................          3,000                  -                -                3,000
                                            -----------        -----------       ----------          -----------

Loss before provision for income taxes..      6,259,000         (2,661,000)               -            3,598,000
Provision for income taxes..............      1,353,000                  -         (905,000) (a)         448,000
                                            -----------        -----------       ----------          -----------

Net income (loss).......................    $ 4,906,000        $(2,661,000)      $  905,000          $ 3,150,000
                                            ===========        ===========       ==========          ===========

Net income (loss).......................    $ 4,906,000        $(2,661,000)      $  905,000          $ 3,150,000
Preferred stock dividend requirement....              -           (146,000)         146,000                    -
                                            -----------        -----------       ----------          -----------

Net income (loss) applicable to common
 stockholders...........................    $ 4,906,000        $(2,807,000)      $1,051,000          $ 3,150,000
                                            ===========        ===========       ==========          ===========

Net income (loss) per common share......    $      0.37        $     3,411       $        -          $      0.22
                                            ===========        ===========       ==========          ===========

Weighted average number of shares
 outstanding............................     13,098,000                823                -           14,319,000
                                            ===========        ===========       ==========          ===========

(a) Reflects the tax benefit which would have been realized by MetaTools due to utilization of the RTG net operating losses for Federal income tax purposes.


See accompanying notes.

                                METATOOLS, INC.
     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION


1.   BASIS OF COMBINATION

The MetaTools, Inc. ("MetaTools") pro forma combined condensed financial information gives effect to the acquisition of Real Time Geometry Corp. ("RTG"), which was completed on December 31, 1996. The MetaTools pro forma combined condensed balance sheet reflects completion of the acquisition on December 31, 1996, and the MetaTools pro forma combined condensed statement of operations assumes completion of the acquisition on February 1, 1996, the date of incorporation of RTG.

All financial data used to develop the MetaTools pro forma condensed combined financial information is unaudited, but in the opinion of MetaTools' management, reflects all adjustments necessary (consisting of normal recurring entries) for a fair presentation thereof.

The MetaTools pro forma condensed combined statement of operations is not necessarily indicative of operating results which would have been achieved had the acquisition been consummated as of February 1, 1996, the date of incorporation of RTG, and should not be construed as representative of future operations.

The allocation of the purchase price among identifiable tangible and intangible assets, as reflected in the accompanying pro forma financial information, was based on an analysis of the fair values of those assets. Specifically, purchased in-process technology was evaluated through analysis of data concerning such technology. The resulting purchased in-process technology of $13.3 million, along with acquisition costs totaling $1.2 million, were expensed on December 31, 1996, the completion date of the acquisition, in accordance with generally accepted accounting principles.

The unaudited pro forma condensed statement of operations for the year ended December 31, 1996, does not include the $14.5 million write-off of purchased in-process technology and other acquisition costs as it is a material non-recurring charge. It will be included in the actual consolidated statement of operations of MetaTools in the quarter ended December 31, 1996.

(c) Exhibits

Exhibit
Number                        Exhibit Title
-------                       -------------
 2.2            Stock Purchase Agreement between the Registrant and Real Time
                Geometry Corp. dated December 23, 1996 (the exhibits listed therein have been omitted and filed separately as Exhibits
                10.22, 10.23, 10.24, and 10.25) (1)

10.23 Employment Agreement between the Registrant and Robert Rice dated December 31, 1996 (1)

10.24           Noncompetition Agreement between the Registrant and Alexander
                Migdal dated December 31, 1996 (1)

10.25           Amended and Restated Investors' Rights Agreement (1)

10.26 Employment Agreement between the Registrant and Alexander Migdal dated December 31, 1996 (1)

99.1            Press Release (1)

-------------
(1) Incorporated by reference to the Company's Current Report on Form 8-K, filed on or about January 15, 1997.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        METATOOLS, INC.
                                        (Registrant)


Date:  March 11, 1997                   /s/TERANCE A. KINNINGER
                                        -----------------------
                                        Terance A. Kinninger
                                        Vice President and
                                        Chief Financial Officer